Exhibit 10.1
SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into as of June 22, 2011, between FluoroPharma Medical, Inc., a Nevada corporation (the “Company”), and the investors identified on the signature page to this Agreement (the “Investors”).

RECITALS

A. Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company proposes to issue and sell shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), and to issue Common Stock Purchase Warrants to purchase shares of Common Stock (the “Warrant Shares”) at an exercise price per share equal to $1.33 (the “Exercise Price”), substantially in the form attached hereto as Exhibit A (the “Warrant”), at a purchase price per share equal to $0.83 (the “Offering Price”), in each case pursuant to an offering (the “Offering”) to one or more potential investors.

B. The Company desires to sell to the Investor, and the Investor desires to buy from the Company, in the Offering the number of shares of the Common Stock (the “Shares”) set forth on the signature page of this Agreement, and a Warrant to purchase Warrant Shares in an equal to thirty-five percent (35%) of the Shares set forth on the signature page of this Agreement at the Exercise Price, upon the terms and conditions and subject to the provisions hereinafter set forth.

C. The Company proposes to issue and sell to those Investors in the Offering who invest a minimum of $1,500,000, in lieu of the Shares, shares of its Series A Preferred Stock (the “Series A Preferred Stock) at the Offering Price and a warrant to purchase fifty percent (50%) of the number of Series A Preferred Stock purchased, which shall be exercisable at the Exercise Price. The Investors who receive Series A Preferred Stock (the “Series A Preferred Investors”) shall be entitled to an additional Warrant to purchase twenty-five (25%) percent of the number of Series A Preferred Stock purchased in the event the Company fails to raise $5,500,000 (including the proceeds of the issuances and sales in the Offering) on or prior to June 30, 2011, in Qualified Financing, as such term is defined in the Certificate of Designation.  The Series A Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designation of the Relative Rights and Preferences of the Series A Preferred Stock (the “Certificate of Designation”), attached hereto as Exhibit B.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Securities.  Subject to the terms and conditions of this Agreement, the Investors subscribes for and agrees to purchase and acquire from the Company, and the Company agrees to sell and issue to each Investor, severally and not jointly, the Shares and a Warrant to purchase, at the Exercise Price, the Warrant Shares in the manner set forth in Section 2 hereof, at the Offering Price and for the aggregate consideration set forth on the signature page of this Agreement (the “Purchase Price”).

2. Terms of Purchase and Sale of Securities.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at such times and on such dates as are mutually determined by the Company and the Investors as soon as practicable following satisfaction of the closing conditions set forth in Section 6. The Company may hold more than one closing in connection with the transactions contemplated hereby. Contemporaneously with the execution and delivery of this Agreement, the Investor shall deliver to Sichenzia Ross Friedman Ference LLP, legal counsel to the Company (the “Escrow Agent”), (a) executed signature pages to this Agreement, the Registration Rights Agreement (as defined below) and the Escrow Agreement (as defined below), and (b) the Purchase Price by delivery of wire transfer of immediately available funds in accordance with the wire transfer instructions provided in Section 4 of the Escrow Agreement. The Purchase Price will be held by the Escrow Agent and released to the Company at the Closing. The Company shall promptly thereafter deliver to the Investor stock certificates representing the Shares and a Warrant to purchase, at the Exercise Price, the Warrant Shares pursuant to the terms and conditions of that certain Escrow Agreement by and among the Investors, the Company and the Escrow Agent in the form attached hereto as Exhibit D (the “Escrow Agreement”). Notwithstanding that the offer and sale of the Shares and Warrants (collectively, the “Securities”) pursuant to this Agreement is part of the larger Offering, the obligations of the Company and the Investor hereunder are independent of, and not subject to the terms and conditions of, any other agreement between the Company and any other investor in the Offering, and the Closing may occur separate and apart from, and irrespective of, the closing, if any, of any other purchase and sale of securities in the Offering.

3. Representations and Warranties of the Company.  In order to induce the Investor to enter into this Agreement and consummate the transactions contemplated hereby, the Company represents and warrants to each Investor as follows:

3.1 Incorporation.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Company (a “Material Adverse Effect”).  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Escrow Agreement and the Registration Rights Agreement attached hereto as Exhibit C (the “Registration Rights Agreement” and, together with this Agreement, the Warrant and the Escrow Agreement, the “Transaction Documents”) and to carry on its business as now conducted.

3.2 Capitalization.  The Company is authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 18,183,636 are outstanding as of the date hereof, and 100,000,000 shares of preferred stock, par value $0.001, of which 3,500,000 shares of preferred stock are designated Series A Preferred Stock 1,807,229 of which are outstanding as of the date hereof.

3.3 Valid Issuance of the Shares.  The Shares being purchased by the Investors hereunder will, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and nonassessable. The Warrant Shares when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable. The Company has reserved from its duly authorized capital stock the maximum number of shares of common stock issuable pursuant to this Agreement and the Warrants. No preemptive rights or other rights to subscribe for or purchase the Company’s capital stock exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.  Except as disclosed in the SEC Documents, no stockholder of the Company (other than the stockholders who purchase Shares in the Offering and who have purchased Securities pursuant to Subscription Agreements entered into between the Company and the investors signatories thereto, dated as of May 16, 2011) has any right which has not been properly waived or has not expired by reason of lapse of time following the notification of the Company’s intent to file the registration statement to be filed by the Company pursuant to Registration Rights Agreement (the “Registration Statement”) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement.  No further approval or authority of the stockholders or the Board of Directors of the Company shall be required for the issuance and sale of the Shares and the Warrants by the Company or the filing of the Registration Statement by the Company.

3.4 Enforceability.  The execution, delivery, and performance of the Transaction Documents by the Company have been duly authorized by all requisite corporate action.  This Agreement has been duly executed and delivered by the Company, and, upon its execution by the Investors, shall constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.5 No Violations.  The execution, delivery, and performance of the Transaction Documents by the Company do not and will not violate or conflict with any provision of the certificate of incorporation as amended and in effect on the date hereof (the “Certificate of Incorporation”) and bylaws as amended and in effect on the date hereof (the “Bylaws”) of the Company, and do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under (except such consents as have been obtained as of the date hereof), or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any material instrument or agreement to which the Company is a party or by which the Company or its properties are bound, except such consents as have been obtained as of the date hereof.  The Company is not otherwise in violation of its Certificate of Incorporation, Bylaws or other organizational documents, nor is the Company in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect.  The Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably expected to have a Material Adverse Effect.

3.6 SEC Documents.  The Company has made available to Investor true and complete copies of all reports or registration statements the Company has filed with the Securities Exchange Commission (“SEC”) under the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), for all periods subsequent to December 31, 2008, all in the form so filed (collectively the “SEC Documents”), including the Company’s current report on Form 8-K filed with the SEC on May 16, 2011.  To the Company’s knowledge, the Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement.  To the Company’s knowledge, as of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and none of the SEC Documents filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC.  To the Company’s knowledge, none of the SEC Documents filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such SEC Documents became effective under the Securities Act.

3.7 Financial Statements. To the Company’s knowledge, the Company’s financial statements, including the notes thereto, included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently applied (except as may be indicated in the notes thereto) and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

3.8 Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.9 Placement Agents’ Fees.  The Company acknowledges that it has engaged Noble Financial Capital Markets, Burnham Hill Partners LLC, and Monarch Capital Group LLC as co- placement agents (collectively, the “Placement Agents” and individually the “Placement Agent”) in connection with the sale of the Securities offered pursuant to this Agreement and has agreed to pay each Placement Agent a cash compensation of seven (7%) percent calculated based upon the aggregate subscription funds received by the Company from investors introduced by such Placement Agent and grant to such Placement Agent a Warrant to purchase such number of shares which shall be equal to up to ten (10%) percent of the aggregate subscription funds received by the Company from investors introduced by such Placement Agent.  Other than the Placement Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the securities hereunder.

4. Representations and Warranties of the Investor.  In order to induce the Company to enter into this Agreement and consummate the transaction contemplated hereby, each Investor, for itself and for no other Investor, hereby, represents and warrants to the Company the following:

4.1 Authority.  If a corporation, partnership, limited partnership, limited liability company, or other form of entity, such Investor is duly organized or formed, as the case may be, validly existing, and in good standing under the laws of its jurisdiction of organization or formation, as the case may be.  Each Investor has all requisite individual or entity right, power, and authority to execute, deliver, and perform the Transaction Documents to which it is a party.

4.2 Enforceability.  The execution, delivery, and performance by each of the Investors of the Transaction Documents to which it is a party have been duly authorized by all requisite partnership or corporate action, as the case may be.  This Agreement has been duly executed and delivered by each Investor, and, upon its execution by the Company, shall constitute the legal, valid, and binding obligation of each Investor, enforceable in accordance with its terms, except to the extent that its enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.3 No Violations.  The execution, delivery, and performance by each Investor of the Transaction Documents to which it is a party do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Investor pursuant to, any material instrument or agreement to which the Investor is a party or by which the Investor or its properties may be bound or affected, and, do not or will not violate or conflict with any provision of the certificate of incorporation or bylaws, partnership agreement, operating agreement, trust agreement, or similar organizational or governing document of the Investor, as applicable.

4.4 Knowledge of Investment and its Risks.  Each Investor has knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor’s investment in the Securities.  Each Investor understands that an investment in the Company represents a high degree of risk and there is no assurance that the Company’s business or operations will be successful.  Each Investor has considered carefully the risks attendant to an investment in the Company, and that, as a consequence of such risks, such Investor could lose its entire investment in the Company.

4.5 Investment Intent.  Each Investor hereby represents and warrants that (i) the Securities are being acquired for investment for the Investor’s own account, and not as a nominee or agent and not with a view to the resale or distribution of all or any part of the Securities, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing any of the Securities within the meaning of and in violation of the Securities Act, and (ii) each Investor does not have any contracts, understandings, agreements, or arrangements, directly or indirectly, with any person and/or entity to distribute, sell, transfer, or grant participations to such person and/or entity with respect to, any of the Securities.  Each Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6 Investor Status.  Each Investor is an “accredited investor” as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act and the information provided by such Investor in the Investor Questionnaire, a copy of which is attached hereto as Exhibit E, is truthful, accurate, and complete.

4.7 No Registration.  Each Investor understands that such Investor may be required to bear the economic risk of its investment in the Company for an indefinite period of time.  Each Investor further understands that (i) neither the offering nor the sale of the Securities has been registered under the Securities Act or any applicable state securities laws (“State Acts”) in reliance upon exemptions from the registration requirements of such laws, (ii) the Securities must be held by him, her or it indefinitely unless the sale or transfer thereof is subsequently registered under the Securities Act and any applicable State Acts, or an exemption from such registration requirements is available, (iii) except as set forth in the Registration Rights Agreement, the Company is under no obligation to register any of the Securities on each Investor’s behalf or to assist each Investor in complying with any exemption from registration, and (iv) the Company will rely upon the representations and warranties made by each Investor in this Agreement in order to establish such exemptions from the registration requirements of the Securities Act and any applicable State Acts.

4.8 Transfer Restrictions.  Each Investor will not transfer any of the Securities unless such transfer is registered or exempt from registration under the Securities Act and such State Acts, and, if requested by the Company in the case of an exempt transaction, such Investor has furnished an opinion of counsel reasonably satisfactory to the Company that such transfer is so exempt.  Each Investor understands and agrees that (i) the certificates and other documents evidencing the Securities will bear appropriate legends indicating such transfer restrictions placed upon the Securities, (ii) the Company shall have no obligation to honor transfers of any of the Securities in violation of such transfer restrictions, and (iii) the Company shall be entitled to instruct any transfer agent or agents for the securities of the Company to refuse to honor such transfers.

4.9 Principal Address.  Each Investor’s principal residence, if an individual, or principal executive office, if an entity, is set forth on the signature page of this Agreement.

4.10 Other Investors. The Investors hereby understand and acknowledge that the Company has agreed to issue and sell to those Investors in the Offering who invest a minimum of $1,500,000, in lieu of the Shares, shares of its Series A Preferred Stock at the Offering Price and a warrant to purchase such number of shares of Common Stock of the Company which shall be equal to fifty percent (50%) of the number of Series A Preferred Stock purchased, which shall be exercisable at the Exercise Price. The Series A Preferred Investors shall be entitled to an additional Warrant to purchase such number of shares of Common Stock of the Company which shall be equal to twenty-five (25%) percent of the number of Series A Preferred Stock purchased in the event the Company fails to raise $5,500,000 (including the proceeds of the issuances and sales in the Offering) on or prior to June 30, 2011 in a Qualified Financing, as such term is defined in the Certificate of Designation.  The Series A Preferred Stock shall have the rights, preferences and privileges set forth in the Certificate of Designation, attached hereto as Exhibit B. In addition, the Company has agreed to grant to the Series A Preferred Investors the right to invest on or before July 15, 2011 (“Follow-on Investment”) up to an additional $500,000 in shares of Common Stock of the Company and a warrant, exercisable at the Exercise Price, to purchase thirty five (35%) of the number of shares of common stock purchased in such Follow-on Investment at the Offering Price. The obligations of the Company and the Investors hereunder are independent of, and not subject to the terms and conditions of, any other agreement between the Company and any other investor in the Offering, and the Closing may occur separate and apart from, and irrespective of, the closing, if any, of any other purchase and sale of securities in the Offering.

5. Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investors under the Transaction Documents to which it is a party are several and not joint with the obligations of any other purchaser of Securities, and the Investors shall not be responsible in any way for the performance of the obligations of any other purchaser of Securities under any Transaction Document or otherwise.  The decision of each of the Investors to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other purchaser of Securities.  Nothing contained herein or in any other Transaction Document, and no action taken by any purchaser of Securities pursuant thereto, shall be deemed to constitute such purchasers as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the purchasers of Securities are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor acknowledges that no other purchaser of Securities has acted as agent for such Investor in connection with making its investment hereunder and that no other purchaser of Securities will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  The Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other purchaser of Securities to be joined as an additional party in any proceeding for such purpose.

6. Conditions Precedent.

6.1 Conditions to the Obligation of the Investors to Consummate the Closing.  The obligation of each of the Investor to consummate the Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) The Investors shall have received a certificate in form and substance acceptable to the Investors signed by an appropriate officer of the Company: (i) certifying to the fulfillment of the condition set forth in Section 6.1(a); and (ii) attaching true and correct copies of the resolutions adopted by the board of directors of the Company approving the transactions contemplated hereby, and certifying that such resolutions have not been in any way amended, annulled, rescinded or revoked and are in full force and effect as of the Closing Date.

(c) The Warrant, the Registration Rights Agreement and the Escrow Agreement shall have been executed and delivered by the Company.

(d) The Company shall have performed all obligations and conditions required to be performed or observed by the Company under this Agreement and the other Transaction Documents on or prior to the Closing Date.

(e)

6.2 Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the Closing and to issue and sell to the Investors the Securities to be purchased by it at the Closing is subject to the satisfaction of the following conditions precedent:

(a) The representations and warranties of each of the Investors contained herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) The Registration Rights Agreement and the Escrow Agreement shall have been executed and delivered by the Investor.

(c) Each of the Investors shall have performed all obligations and conditions required to be performed or observed by such Investor under this Agreement and the other Transaction Documents on or prior to the Closing Date.

7. Prospectus Delivery Requirement.  The Investors hereby covenant with the Company not to make any sale of the Securities without complying with the provisions hereof and of the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless such Investor is selling such Shares in a transaction not subject to the prospectus delivery requirement).

8. Further Assurances.  The parties hereto will, upon reasonable request, execute and deliver all such further assignments, endorsements and other documents as may be necessary in order to perfect the purchase by each Investor of the Securities.

9. Entire Agreement; No Oral Modification.  This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto and may not be amended or modified except in a writing signed by both of the parties hereto.

10. Binding Effect; Benefits.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns; however, nothing in this Agreement, expressed or implied, is intended to confer on any other person other than the parties hereto, or their respective heirs, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

12. Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the United States of America and the State of New York, both substantive and remedial.

13. Prevailing Parties.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to receive and the nonprevailing party shall pay upon demand reasonable attorneys’ fees in addition to any other remedy.

14. Notices.  All communication hereunder shall be in writing and, if sent to the Investor shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail, and confirmed to the Investor at the address set forth on the signature page of this Agreement, or if sent to the Company, shall be mailed, delivered, telegraphed or sent by facsimile or electronic mail and confirmed to the Company at FluoroPharma Medical, Inc., 500 Boylston Street, Suite 1600, Boston, MA 02116, Attention: Chief Financial Officer, facsimile number 617-482-3337.

15. Headings.  The section headings herein are included for convenience only and are not to be deemed a part of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

FluoroPharma Medical, Inc.,
a Nevada corporation

By:	/s/ Johan M. (Thijs) Spoor
Name:	Johan M. (Thijs) Spoor
Its:	Chief Executive Officer

INVESTOR:

Print Name of Investor

By:
Name:
Title:

(Address)

IRS Tax Identification No. (if applicable)

Telephone Number

Fax Number

E-Mail Address

	X	$0.83	=
Number of Shares		Offering Price		Purchase Price

	X	$0.35	=
Number of Shares		Warrant Coverage		Warrant Shares

EXHIBIT A

WARRANT

EXHIBIT B

CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND PREFERENCES
OF THE
SERIES A PREFERRED STOCK

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

ESCROW AGREEMENT

EXHIBIT E

INVESTOR QUESTIONNAIRE

SCHEDULE A